                       Filing Pursuant to Rule 424(b)(2)
                      Registration Statement No. 333-46394

                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED FEBRUARY 9, 2001)

                                 15,312 shares

                          Photogen Technologies, Inc.

                                  Common Stock

                            ------------------------

    You should read this prospectus supplement and the related prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

    INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF OUR PROSPECTUS DATED FEBRUARY 9, 2001 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                              PLAN OF DISTRIBUTION

    We are offering 15,312 shares of our common stock to Isosceles Fund Limited. Under the terms of the purchase agreement between us and Isosceles, we negotiated a purchase price for the common stock of $4.8981 per share for an aggregate price of $75,000. Rochelle S.A. is acting as placement agent in connection with this offering and will receive a fee from us in the amount of $3,750. See page 12 of our Prospectus dated February 9, 2001 under the caption "Plan of Distribution" to read about additional amounts paid to Rochelle and estimated expenses regarding this offering. We expect this transaction to close following this filing. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933.

                                USE OF PROCEEDS

    The net proceeds to us from this offering will be $71,250. We plan to use the net proceeds for general corporate purposes, including activities related to preparing for and conducting clinical trials, purchase and preparation of clinical material, conduct of preclinical studies, administrative expenses to support our research and development activities, capital expenditures and to meet working capital needs. We expect to evaluate from time to time the acquisition or license of businesses, technologies or products for which a portion of the net proceeds may be used; however, we have no present plan or commitments for any acquisition or license.

    Pending those uses, we will invest the net proceeds in interest-bearing United States Government securities (other than cash reserved for current expenditures). Each time we sell the common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the common stock sold at that time.

                          MARKET FOR OUR COMMON STOCK

    On February 21, 2001, the last reported sales price of our common shares on the Nasdaq SmallCap Market was $3.3281 per share. Our common stock is traded on the Nasdaq SmallCap Market under the symbol "PHGN."

    As of February 21, 2001 and before the issuance of shares pursuant to this prospectus supplement, we had 37,383,386 shares of common stock outstanding.

                                    GENERAL

    This prospectus supplement is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer up to $40,000,000 of our common stock from time to time in one or more offerings. This prospectus supplement provides specific information about the offering of $75,000 of our common stock under the shelf registration statement, and updates information provided in the prospectus dated February 9, 2001. You should read both this prospectus supplement and the prospectus carefully.

    You should rely only on the information provided or incorporated by reference in this prospectus supplement and the related prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This supplemental prospectus contains a number of forward-looking statements regarding our business and operations. Statements in this document that are not historical facts are forward-looking statements. Such forward-looking statements include those relating to:

    - our current business and product development plans,

    - our future business and product development plans,

    - the timing and results of regulatory approval for proposed products, and

    - projected capital needs, working capital, liquidity, revenues, interest costs and income.

    Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements.

    Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of the related prospectus, including under the caption "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this supplemental or related prospectus, in the materials referred to in this supplemental or related prospectus, in the materials incorporated by reference into this supplemental or related prospectus, or in our press releases. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this supplemental prospectus, related prospectus or other documents incorporated by reference might not occur. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE RELATED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

          The date of this prospectus supplement is February 22, 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PLAN OF DISTRIBUTION........................................    S-1
USE OF PROCEEDS.............................................    S-1
MARKET FOR OUR COMMON STOCK.................................    S-2
GENERAL.....................................................    S-2
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.............    S-2

                                   PROSPECTUS

                                  $40,000,000

                          PHOTOGEN TECHNOLOGIES, INC.

                                  COMMON STOCK

    We have entered into an agreement with Rochelle S.A. in which Rochelle will act under certain circumstances as our exclusive agent to sell shares of our common stock in this offering on a best efforts basis. Rochelle is not a registered broker/dealer in the United States and will only seek investors outside the United States. We will pay Rochelle a fee of 5% of the gross proceeds of any sales of common stock it places in this offering and have paid a $35,000 non-accountable expense reimbursement. See "Plan of Distribution," below.

    Our common stock is listed on the Nasdaq SmallCap Market under the symbol "PHGN". On February 6, 2001, the last reported sale price for the common stock on the Nasdaq SmallCap Market was $6.00 per share.

    SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING AT PAGE 4 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 9, 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
THE COMPANY.................................................      3

RISK FACTORS................................................      4

ABOUT THIS PROSPECTUS.......................................     10

NOTE REGARDING FORWARD-LOOKING STATEMENTS...................     10

WHERE YOU CAN FIND MORE INFORMATION.........................     11

USE OF PROCEEDS.............................................     12

DIVIDEND POLICY.............................................     12

PLAN OF DISTRIBUTION........................................     12

LEGAL MATTERS...............................................     14

EXPERTS.....................................................     15

DEALER PROSPECTUS DELIVERY OBLIGATION.......................     15

                                  THE COMPANY

    Photogen Technologies, Inc., its wholly-owned subsidiary Photogen, Inc., and its 80.1% owned subsidiary Sentigen Ltd., are collectively referred to as "Photogen," the "company," "we," or "us."

    We are an emerging, development-stage biotechnology company focused on developing minimally invasive products for the treatment and diagnosis of cancer, pre-cancerous conditions and other diseases. We have assembled a platform of core technologies which we believe will support multiple products and applications. We have not completed development of any diagnostic or therapeutic product or process at this time and have no revenue from operations.

    We have discovered new methods and apparatus for using energy from lasers, X-rays or other sources to activate energy-sensitive compounds within tissue to produce a range of beneficial therapeutic and diagnostic outcomes. These discoveries include methods, materials and devices that are used to produce light or other energy, and development of compounds that react with energy all for the purpose of destroying diseased cells, removing tissue or identifying and diagnosing disease. Compounds that react with energy are called "photoactive agents."

    We are pursuing development of our three core technologies:

    - We are developing technologies and compounds to treat tumors confined to specific areas within the body and for treatment of diseased tissue on the surface of the body. We named one of these compounds "PH-10." PH-10 is a photoactive agent that accumulates in diseased tissue and absorbs X-rays and light energy, thereby destroying the tissue.

    - We are the exclusive licensee to a special group of proprietary materials (and we own related methods) that precisely locate and diagnose the spread of cancer when the materials are injected into a patient's lymphatic system. These materials are very small particles designed to travel through the lymphatic system and are called "nanoparticulates." Evaluating lymph nodes is called "lymphography."

    - Our proprietary laser technology uses ultrashort, pulsed bursts of long wavelength light to activate photoactive agents and other compounds that react with light to destroy diseased tissue. This technology can also be used to create images of tissue for diagnostic purposes.

Our proposed products have the potential to replace numerous surgical and similar invasive treatments and diagnostics, reduce side effects (including those resulting from chemotherapy), improve treatment efficacy, and lower the overall cost of care for oncology and other applications.

    Our core technologies are proprietary, and are either protected by issued U.S. and foreign patents or are subject to patent applications pending in the U.S. and foreign jurisdictions. As discussed below (in the section titled "Risk Factors"), disputes about intellectual property are common in our industry, and we are routinely involved in discussions with others about the ownership of intellectual property or whether an item of intellectual property interferes with or infringes the rights of another person or entity.

    Photogen Technologies, Inc. is a Nevada corporation that is the successor by merger to Bemax Corporation, a California corporation incorporated in 1984 to develop and market dot matrix computer printer products. Bemax Corporation ceased operations in 1988. In 1994, Theodore Tannebaum, Robert J.
Weinstein, M.D. and Stuart P. Levine acquired control of Bemax Corporation by acquiring approximately 97% of its common stock for an aggregate amount of $1,300,000; and, in March 1995, Bemax completed a merger with its wholly-owned Nevada subsidiary named M T Financial Group, Inc. (organized in 1994).
M T Financial was the surviving corporation and Bemax Corporation thereby changed its state of incorporation from California to Nevada. From 1988 through May 1997, we and our predecessors had no business operations and our activities were limited to evaluating possible acquisition candidates. In May 1997, M T Financial acquired Photogen, Inc., then owned by five persons, through a subsidiary merger. As a result, Photogen, Inc. became a wholly-owned subsidiary of M T Financial, M T Financial changed its name to Photogen Technologies, Inc. and Dr. Weinstein, Mr. Levine and Thomas Rosenberg invested additional funds in the company so that it began operations with approximately $3,000,000.

    Our principal executive offices are located at 7327 Oak Ridge Highway, Knoxville, Tennessee 37931. The telephone number is (865) 769-4011.

                                  RISK FACTORS

    You should carefully consider the risks described below before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

    If any of the following risks actually occur, our business, results of operations or cash flows could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. The price of our common stock has been and is likely to continue to be volatile.

    This prospectus also contains and incorporates by reference forward-looking statements that involve risks and uncertainties (see the section titled "Note Regarding Forward-Looking Statements," below). Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks described below and elsewhere in this prospectus.

WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE CONDUCTED ONLY LIMITED STUDIES ON OUR TECHNOLOGIES AND WE DO NOT HAVE ANY PRODUCTS OR REVENUES FROM SALES.

        Our company and our technologies are in early stages of development. We began our business as a biotechnology company in 1997. We have not generated revenues from sales or operations, and we do not expect to generate sufficient revenues to enable us to be profitable for at least several years.

        Our proposed technologies and products generally must complete preclinical tests in animals and three phases of tests (also called clinical trials) in humans before we can market them for use. Use of our technology has been limited primarily to laboratory experiments or animal testing and only one compound has completed Phase I clinical trials in humans. We have therefore not yet conducted substantive studies on the effectiveness of most of our compounds or devices on human subjects. The drug and device products we currently contemplate developing will require costly and time consuming research and development, preclinical and clinical testing and regulatory approval before they can be manufactured and sold. We may not be able to develop our technology into marketable products or develop our technology so it is effective for diagnosis or treatment of human diseases. As a result of changing economic considerations, market, clinical or regulatory conditions, or clinical trial results, we may shift our focus or determine not to continue one or more of the projects we are currently pursuing.

WE HAVE A HISTORY OF LOSSES AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE OR PAY CASH DIVIDENDS.

        We have incurred losses since the beginning of our operations. As of September 30, 2000, we incurred total losses of approximately $16,266,879. We expect our losses to increase in the future as our financial resources are used for research and development, preclinical and clinical testing, regulatory activities, manufacturing, marketing and other related expenses. We may not be able to achieve or maintain profitability in the future. We have never declared or paid any cash dividends to stockholders, and do not expect to do so in the foreseeable future.

WE MUST RAISE ADDITIONAL FINANCING IN THE FUTURE AND OUR INABILITY TO DO SO COULD PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN.

        Under the present circumstances, we have sufficient capital to conduct operations for over twelve months (depending on the pace of our spending for preclinical and clinical testing and other commitments, which, to an extent, we can adjust to preserve cash). We will need substantial additional financing for our research, clinical testing, product development and marketing programs. We cannot accurately estimate the amount of additional financing required; however, the amount could be an additional $30 - 50 million or more. Depending on market conditions, we will attempt to raise additional capital through stock and debt offerings, collaborative relationships and other available sources. Additional funds may not be available on acceptable terms, if at all, and existing stockholders may be diluted as a result of those offerings.

WE MAY HAVE TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK TO ELAN WHICH WOULD DILUTE SHAREHOLDERS' OWNERSHIP.

        If in the first closing under this offering we sell common stock at a price less than $13 per share, we must issue additional shares to an affiliate of Elan Corporation plc, with whom we are engaged in a joint venture, so that the weighted average price for Elan's common stock equals the effective price in the first closing. If we were to sell $40,000,000 of common stock in the first closing of this offering at a weighted average price of $6.00 per share, the last reported sale price for the Common Stock on the Nasdaq SmallCap Market on February 6, 2001, we would be required to issue an additional 538,462 shares of common stock to Elan for no additional consideration, representing approximately 1.4% of our current outstanding common stock.

OUR PROPOSED PRODUCTS ARE SUBJECT TO EXTENSIVE TESTING AND GOVERNMENT APPROVAL, AND WE MAY NOT OBTAIN THE APPROVALS NECESSARY TO SELL OUR PROPOSED PRODUCTS.

        Most of our proposed drug and device products have not begun, and none has completed, the Food and Drug Administration's extensive approval process. This must be completed before our proposed products can be sold in the United States. Requirements for FDA approval of a product include preclinical and clinical testing for effective use and safety in animals and humans, and that testing can be extremely costly. The time frame necessary to perform these tasks for any individual product is long and uncertain, and we may encounter problems or delays which we cannot predict at this time. Even if testing is successful, our proposed products may not demonstrate sufficient effectiveness or safety to warrant approval by the FDA or other regulatory authorities. Any regulatory approval may not cover the clinical symptoms or indications that we may seek. Marketing our products in other countries will require seeking and obtaining regulatory approvals comparable to those required in the United States.

IF WE DO NOT OBTAIN AND MAINTAIN PATENT OR OTHER PROTECTION OF OUR CORE TECHNOLOGIES (NAMELY PH-10, OUR LYMPHOGRAPHY MATERIALS AND METHODS, AND OUR LASER TECHNOLOGIES), WE MAY HAVE DIFFICULTY DEVELOPING OR COMMERCIALIZING PRODUCTS USING THESE TECHNOLOGIES.

        Our success depends in part on our ability to obtain, assert and defend our patents, protect trade secrets and operate without infringing the intellectual property of others. Among the important risks in this area are that:

    - Our patent applications may not result in issued patents. Moreover, any issued patents may not provide us with adequate protection of our intellectual property or competitive advantages.

    - Various countries limit the subject matter that can be patented and limit the ability of a patent owner to enforce patents in the medical field. This may limit our ability to obtain or utilize those patents.

    - Existing or future patents or patent applications (and the products or methods they cover) of our competitors (or others, such as research institutions or universities) may interfere, invalidate, conflict with or infringe our patents or patent applications. Similarly, the use of the methods or technologies contained in our patents, patent applications and other intellectual property may conflict with or infringe the rights of others.

    - If an advance is made that qualifies as a joint invention, the joint inventor or his or her employer may have rights in the invention. We are currently in litigation with our former Medical Director concerning his claims of joint inventorship of some of our PH-10 inventions.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that these rights are covered by valid and enforceable patents or effectively maintained as trade secrets. We own five patents in the U.S., and five other patents in foreign countries including Australia, Singapore and New Zealand. We have filed patent applications under the Patent Cooperation Treaty covering a number of foreign countries including countries in Europe and South America. The European Patent Office regional phases of the Patent Cooperation Treaty applications have been entered into along with the national phases for applications in Australia, Canada, China, India, Israel, Korea, New Zealand, Singapore, Taiwan, and certain other countries. These patents and the patent applications relate to laser and X-ray technology, photoactive agents and methods, and methods for performing lymphography. We have sub-licensed a group of proprietary compounds known as nanoparticulates from Massachusetts General Hospital and Nycomed Imaging AS.

        The patent position of biotechnology companies involves complex legal and factual questions, and therefore we cannot assure the enforceability of these patents. Litigation over patents and other intellectual property rights occurs frequently in our industry, and there is a risk that we may not prevail if we become involved in that litigation. Further, interference may occur over the rights to certain inventions, and there is a risk that we may not prevail in an interference. Those disputes can be expensive and time consuming, even if we win. Intellectual property disputes are often settled through licensing arrangements that could be costly to us. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available, or that we would not be able to redesign our technologies to avoid any claimed infringement.

        Confidentiality agreements covering our intellectual property may be violated and we may not have adequate remedies for any violation. Our inventions may be reverse engineered by our competitors, and third parties may challenge our existing patents and seek to hold them invalid or unenforceable. Also, our intellectual property may in other ways become known or be independently discovered by competitors.

        To the extent we use intellectual property through licenses or sub-licenses (as is the case for some of our lymphography technology), our rights are subject to us performing the terms of the license or sub-license agreement with third parties. Our rights are also subject to the actions of third parties we may not be able to control, such as our sub-licensor complying with the terms of its license with the patent owner and the patent owner maintaining the patent.

        Where intellectual property results from a research project supported by U.S. Government funding, the Government has limited rights to use the intellectual property without paying us a royalty.

WE ARE HIGHLY DEPENDENT UPON A SMALL NUMBER OF EMPLOYEES AND CONSULTANTS WHO PROVIDE SCIENTIFIC AND MANAGEMENT EXPERTISE, AND IT MAY BE DIFFICULT TO IMPLEMENT OUR BUSINESS DEVELOPMENT PLANS WITHOUT THIS EXPERTISE.

        These individuals have entered into employment or consulting agreements, confidentiality and/or non-competition agreements with us. We could suffer competitive disadvantage, loss of

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    intellectual property rights or other material adverse effects on our business and results of operations if any employee or consultant violates or terminates these agreements or terminates their association with us. Our growth and future success also depends upon the continued involvement and contribution from these individuals, as well as our ability to attract and retain highly qualified personnel now and in the future.

        We currently employ four senior scientists (Drs. Dees, Fisher, Scott and Wachter) and three senior executive officers (including Dr. Williams (our
    CEO) and Mr. Boveroux (our CFO)). We also have retained consultants to advise us in regulatory affairs and product development matters. If we lost the services of our executive officers or outside consultants, we would experience a delay in the implementation of our business plan until we arranged for another individual or firm to fulfill the role. The loss of one of our scientists could cause delay in implementing our business plan and also jeopardize development of new technologies. Because our scientists' talents are in some ways unique, it is impossible to predict whether a suitable replacement could be obtained.

WE HAVE TO RELY ON THIRD PARTIES AND COLLABORATIVE RELATIONSHIPS FOR THE MANUFACTURING, CLINICAL TESTING AND MARKETING FOR OUR PROPOSED PRODUCTS, AND IT MAY BE DIFFICULT TO IMPLEMENT OUR BUSINESS DEVELOPMENT PLANS WITHOUT THESE COLLABORATIONS.

    We are currently involved in the following collaborations or joint ventures:

    - A joint venture with affiliates of Elan Corporation, plc. called Sentigen Ltd., is working to develop and commercialize lymphography materials.

    - We are involved in an exclusive distribution agreement with Coherent, Inc. in which Coherent has agreed to market and sell our first product, PulseView(TM) software and related computer interface. We have no revenues from sales of this product and we expect any future revenues to be minimal.

    - We have had and expect to continue in the future to have a variety of research agreements with universities and other research institutions to investigate specific protocols.

        We must continue to enter into collaborative relationships with third parties for additional research and development, preclinical and clinical testing, manufacturing, marketing and distribution of our proposed products. We are also dependent on third parties for the supply of lasers and X-ray devices and similar hardware, and for supplies of photoactive agents and nanoparticulates. We have several research and supply agreements with third parties. However, we may not be able to negotiate other acceptable collaborative and supply arrangements in the future.

        Collaborative relationships may limit or restrict our operations or may not result in an adequate supply of necessary resources. Our collaborative partners could also pursue alternative technologies as a means of developing or marketing products for the diseases targeted by our collaborative programs. If a third party we are collaborating with fails to perform under its agreement or fails to meet regulatory standards, this could delay or prematurely terminate clinical testing of our proposed products.

OUR POTENTIAL MARKETS ARE EXTREMELY COMPETITIVE, AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES AND HAVE PRODUCTS THAT ARE IN MORE ADVANCED STAGES OF DEVELOPMENT.

        We face substantial competition from competitors with greater financial, technical and human resources and with greater experience in developing products, conducting preclinical or clinical testing, obtaining regulatory approvals, manufacturing and marketing. Our competitors include the following firms in the field of using light energy to treat and diagnose disease: Miravant Medical Technologies, Inc., Pharmacyclics, Inc. and Dusa Pharmaceuticals. There are also numerous other companies developing other technologies to treat and diagnose cancer and other diseases. Examples of the technologies from those other companies are drug or genetic treatments, procedures that use sound waves and procedures that destroy diseased tissue using heat. Some of these firms have drugs or devices that have completed or are in advanced stages of clinical trials and regulatory approvals.

        Others may develop technologies and obtain patent protection that could render our technologies or products obsolete or less competitive or our patents invalid or unenforceable. Due to the inherent risk of failure associated with the testing, development and production of new and innovative technologies, our technologies and products may be found to be ineffective, have unanticipated limitations or otherwise be unsuccessful in the marketplace. Also, although we believe our estimates of the possible size of markets for our potential products are based on information we consider reliable (including data from the American Cancer Society and similar sources in the public domain), that data or our analysis of the data could prove incorrect.

CHANGES IN HEALTH CARE REIMBURSEMENT POLICIES OR LEGISLATION MAY MAKE IT DIFFICULT FOR PATIENTS TO USE OR RECEIVE REIMBURSEMENT FOR USING OUR PRODUCTS, WHICH COULD REDUCE OUR REVENUES.

        Our success will depend, in part, on the extent to which health insurers, managed care entities and similar organizations provide coverage or reimbursement for using the medical procedures and devices we plan to develop. These third-party payors are increasingly challenging the price of medical procedures and services and establishing guidelines that may limit physicians' selections of innovative products and procedures. We also cannot predict the effect of any current or future legislation or regulations relating to third-party coverage or reimbursement on our business. We may not be able to achieve market acceptance of our proposed products or maintain price levels sufficient to achieve or maintain any profits on our proposed products if adequate reimbursement coverage is not available.

A SMALL GROUP OF STOCKHOLDERS CONTROLS PHOTOGEN, WHICH MAY MAKE IT DIFFICULT FOR STOCKHOLDERS WHO ARE NOT IN THAT GROUP TO INFLUENCE MANAGEMENT.

        A small group of our officers, directors and others control approximately 75% of our outstanding common stock. Several of our principal stockholders are also parties to a Voting Agreement concerning the election of certain designees to the Board of Directors of Photogen
    Technologies, Inc. and Photogen, Inc. This group of stockholders can significantly influence Photogen and the direction of our business and affairs. This concentration of ownership may delay or prevent a change in control of Photogen, and may also result in a small supply of shares available for purchase in the public securities markets. These factors may affect the market and the market price for our common stock in ways that do not reflect the intrinsic value of the stock.

THE PRICE AND TRADING VOLUME OF OUR COMMON STOCK FLUCTUATES SIGNIFICANTLY, WHICH MAY MAKE IT DIFFICULT FOR US OR A STOCKHOLDER TO SELL OUR COMMON STOCK AT A SUITABLE PRICE AND MAY CAUSE DILUTION FOR EXISTING STOCKHOLDERS WHEN WE ISSUE ADDITIONAL SHARES.

        During the period from January 1, 2000 through February 6, 2001, our stock price ranged from $1.125 to $19.50 per share. Daily trading volume ranged from 100 shares to 300,623 shares during that period.

        The following factors may have an impact on the price of our stock:

    - Announcements by us or others regarding scientific discoveries, technological innovations, commercial products, patents or proprietary rights;

    -  The progress of preclinical or clinical testing;

    -  Changes in government regulation;

    -  Public concern about the safety of devices or drugs;

    -  Limited coverage by securities analysts;

    -  The occurrence of any of the risk factors described in this section;

    -  Sales of large blocks of stock by an individual or institution;

    - Changes in our financial performance from period to period; securities analysts' reports; and general market conditions.

OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ SMALLCAP MARKET WHICH WOULD MAKE TRADING IN OUR STOCK MORE DIFFICULT.

        Since November 1999, our common stock has been quoted in the Nasdaq SmallCap Market. Our shares could be delisted if we fail to meet the listing requirements of the Nasdaq SmallCap Market, which would force us to list our shares on the OTC Bulletin Board or some other quotation medium, such as pink sheets, depending upon our ability to meet the specific listing requirements of those quotation systems. As a result, an investor might find it more difficult to dispose of, or to obtain accurate price quotations for, our shares. Delisting might also reduce the visibility, liquidity, and price of our common stock. If our common stock were delisted from the Nasdaq SmallCap Market and were not traded on another national securities exchange, we could become subject to penny stock regulations that impose additional sales practice disclosure and market making requirements on broker/dealers who sell or make a market in our stock. The rules of the SEC generally define "penny stock" to be common stock that has a market price of less than $5.00 per share. If our stock became subject to penny stock regulations, it would adversely affect the ability and willingness of broker/dealers who sell or make a market in our common stock and of investors to purchase or sell our stock in the secondary market.

IF INSIDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK IN THE MARKET, THE PRICE COULD FALL OR MAKE IT MORE COSTLY FOR US TO RAISE CAPITAL.

        As of February 6, 2001 we had 37,383,386 shares of common stock outstanding. Of theses shares, approximately 8,347,687 shares were eligible for sale in the public market free of restrictions under the Securities Act of 1933, as amended, including restrictions under Rule 144. Approximately 2,204,174 shares are currently subject to agreements requiring us to permit the holders of the shares, under certain circumstances, to join a public offering of our stock or to demand that we register their shares. This offering does not include any common stock subject to the right of any shareholder to join in this registration. Approximately 22,558,435 shares held by Photogen's five founders are subject to a lock-up agreement with Theodore Tannebaum (Chairman of the Board), prohibiting sale of those shares without Mr. Tannebaum's consent until August 9, 2001.

        As of September 30, 2000 we had reserved 10,486,780 shares of common stock for future issuance upon grants of options, or exercise or conversion of outstanding options and warrants and convertible securities. If these options and warrants are all issued and exercised, you may experience significant dilution in the book value and earnings per share of your common stock.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process.

    Using the shelf registration process means:

    - we may offer for sale to investors (and resales by them) up to $40,000,000 of common stock from time to time;

    - we will circulate a prospectus supplement each time we plan to issue the common stock; and

    - the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this prospectus.

    This prospectus provides you with a general description of the common stock we may offer. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before you invest, you should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This document contains a number of forward-looking statements regarding our business and operations. Statements in this document that are not historical facts are forward-looking statements. Such forward-looking statements include those relating to:

    -  our current business and product development plans,

    -  our future business and product development plans,

    -  the timing and results of regulatory approval for proposed products, and

    - projected capital needs, working capital, liquidity, revenues, interest costs and income.

    Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to imply uncertainty and are forward-looking statements.

    Forward looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, prospectus supplement or other documents incorporated by reference might not occur. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. The Public Reference Room in Washington D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we complete this offering and so long as resales by such investors are deemed to be sales by an underwriter:

    - Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1999 filed on January 30, 2001;

    - Proxy Statement on Schedule 14A for the 2000 Annual Meeting of Stockholders filed on April 19, 2000;

    - Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2000 filed on February 7, 2001; the quarter ended June 30, 2000 filed on January 30, 2001; and the quarter ended September 30, 2000 filed on January 30, 2001; and

    - The description of our common stock contained in our Registration Statement on Form 10, filed on December 24, 1997, including any amendment or report filed for the purpose of updating that description.

Although this prospectus covers only our common stock, you may find information about our two series of preferred stock in the following filings:

    - The description of our Series A Convertible/Exchangeable Preferred Stock contained in our quarterly report for the quarter ended September 30, 1999 on Form 10-QSB and Exhibit 3.5 to that Form 10-QSB filed on November 15, 1999; and

    - The description of our Series B Convertible Preferred Stock contained in our annual report for the fiscal year ended December 31, 1999 on Form 10-KSB/A, filed on January 30, 2001 and Exhibit 3 to our current report on Form 8-K filed February 18, 2000.

    You may request a copy of these filings at no cost. Please direct your written or oral requests to:

               Dan Hamilton, Manager--Finance and Administration
               Photogen Technologies, Inc.
               7327 Oak Ridge Highway
               Knoxville, TN 37931
               (865) 769-4011

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we plan to use the net proceeds from the sale of common stock for general corporate purposes, including capital expenditures, clinical trials and to meet working capital needs. We expect from time to time to evaluate the acquisition or license of businesses, technologies or products for which a portion of the net proceeds may be used; however, we have no present plan or commitments for any acquisition or license.

    Pending such uses, we will invest the net proceeds in interest-bearing United States Government securities (other than cash used for current expenditures). Each time we sell the common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the common stock sold at that time.

                                DIVIDEND POLICY

    We have not declared or paid cash dividends on our common stock. We currently intend to retain all future earnings to fund the operation of our business and, therefore, we do not anticipate paying dividends on our common stock in the foreseeable future. Future cash dividends, if any, will be determined by the Board of Directors. We do however pay an in-kind dividend of additional shares on our preferred stock as follows:

        SERIES A CONVERTIBLE/EXCHANGEABLE PREFERRED STOCK:  Each share of
    Series A Preferred is entitled to a mandatory payment-in-kind dividend payable in additional shares of Series A Preferred at a rate of 7% (I.E., 0.07 additional shares of Series A Preferred). The payment-in-kind dividend is cumulative, compounds on a semi-annual basis and is payable twice a year, beginning April 2000. At the appropriate times, we have and will continue to declare and pay the in-kind dividend to our Series A Preferred stockholder.

        SERIES B CONVERTIBLE PREFERRED STOCK: Each share of Series B Preferred is entitled to a mandatory payment-in-kind dividend payable in additional shares of Series B Preferred, at a rate of 6% (I.E., 0.06 additional shares of Series B Preferred). Dividends will be payable on January 15 of each year, beginning January 15, 2001 and will accrue from the date of such share's issuance. We may not make dividends or distributions on common stock unless we also pay a dividend on the Series B Preferred equal to the amount a holder of Series B Preferred would have received on conversion of Series B Preferred into common stock.

                              PLAN OF DISTRIBUTION

    We have engaged Rochelle S.A. to act on a best efforts basis as our exclusive placement agent for this offering until September 18, 2001 or the funding of the sale of $40,000,000 of our common stock. Rochelle may be deemed to be an underwriter under the Securities Act of 1933, as amended. Rochelle will seek to identify investors outside the United States who may wish to purchase our common stock from time to time at a fixed price and on other specific terms to be negotiated between us and the investors, but Rochelle is not obligated to purchase any minimum amount of shares or find investors to purchase any minimum amount of shares in this offering. Rochelle is not committed to purchase any of our common stock for its own account regardless of whether it successfully identifies others to purchase any of our common stock.

    We agreed to pay Rochelle a cash placement fee equal to 5% of the gross proceeds from each sale of our securities. We also paid Rochelle a $35,000 non-accountable expense allowance. We anticipate that we will incur approximately $65,000 of additional expenses in this offering.

    Rochelle will become a non-exclusive placement agent if Rochelle does not provide us with one or more investors willing to purchase a total of at least $5,000,000 of our common stock in this offering within five months after the effective date of this registration statement, and a minimum of $1,000,000

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
per month of our common stock each month thereafter during the term of the agreement. If Rochelle becomes a non-exclusive placement agent, we have the right to either terminate our agreement with Rochelle or to solicit other investors to purchase the balance of the unsold common stock under this registration statement. If we seek additional investors, Rochelle has a right of first refusal for one year after the conclusion of this offering to provide additional financing to us. If we terminate our agreement with Rochelle before the funding of $40,000,000 or before September 18, 2001 (other than because Rochelle breached the agreement or we are entitled to terminate it), we must pay Rochelle a $150,000 break-up fee. Additionally, if, during the 24 months after termination of the Rochelle agreement, we sell securities in any private financing to investors who made an investment under the Rochelle agreement, we must pay Rochelle 5% of the gross proceeds of those sales.

    We have also agreed to provide Rochelle with customary underwriter's indemnification against certain liabilities, including liabilities under the Securities Act.

    Since Rochelle is not a registered broker/dealer under United States laws or in any state, Rochelle has agreed that it will only act as a placement agent regarding the common stock in jurisdictions outside the United States and will only approach institutional or similar investors who are not U.S. citizens or U.S. residents abroad and act in compliance with applicable securities and other laws. Any issuance of common stock to these non-U.S. investors and the material terms of the transaction will be discussed in a prospectus supplement.

    The sale of common stock to an investor will be on terms acceptable to us, Rochelle and the investor. The purchase agreement between us and the investor will include the following agreements:

    - Resales of common stock by an investor in the United States, its territories and possessions must be made in compliance with applicable United States securities laws.

    - The investor must use a registered broker/dealer and we will file a post-effective amendment to the registration statement for resales of the common stock if the investor is an underwriter under the Securities Act with respect to the common stock, or if the investor sells common stock through an underwriter. The post-effective amendment to the registration statement will include an appropriate prospectus for use in connection with those resales. If resales are an "at the market" distribution, they must be made in compliance with Rule 415(a)(4) under the Securities Act. We will require an opinion of counsel confirming whether the investor may be deemed to be an underwriter.

    If Rochelle is no longer an exclusive placement agent, we may offer the common stock directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of those methods, subject to Rochelle's right of first refusal.

    If we use underwriters in an offering of the common stock, we will execute an underwriting agreement with the underwriters and will list the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, we will list the managing underwriter(s) on the cover of a prospectus supplement. The underwriters would acquire common stock for their own accounts and may resell it from time to time, including in negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If we use dealers in an offering of the common stock, we will sell the common stock to the dealers as principals. The dealers then may resell such shares of common stock to the public at varying prices which they determine at the time of resale. We will list the names of the dealers and the terms of the transaction in a prospectus supplement.

    If we use agents in an offering of the common stock, we will list the names of the agents and the terms of the agency in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

    Dealers and agents named in a prospectus supplement may be underwriters (as defined in Securities Act) of the common stock described in that prospectus supplement. Underwriters, dealers and agents may be entitled to indemnification from us for certain liabilities (including liabilities under the Securities Act) under underwriting or other agreements. We will describe the terms of any indemnification provisions in a prospectus supplement.

    We may solicit offers to purchase the common stock from, and sell the common stock directly to, institutional or other investors who may be deemed to be underwriters under the Securities Act if they engage in resales of their common stock. The terms of any offer will be set forth in a prospectus supplement. To the extent not otherwise exempt from registration under applicable state securities laws, those transactions would be sold by registered broker/dealers and we will make necessary blue sky filings to facilitate those transactions.

    Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

    If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase our common stock pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of our common stock will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

    To facilitate an offering of a series of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments of the common stock. Over-allotments involve the sale by persons participating in the offering of more common stock than we have sold to them. In those circumstances, these persons would cover over-allotments by purchasing our common stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock they sell is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.

    Any variance from these underwriting terms will be disclosed in a prospectus supplement.

                                 LEGAL MATTERS

    The validity of the issuance of common stock will be passed upon for the Company by Grippo & Elden, 227 West Monroe, Suite 3600, Chicago, Illinois 60606. As of the date of this prospectus, partners of Grippo & Elden, who are representing us in this offering, beneficially own 37,000 shares of common stock and 3,767.24 shares of Series B Convertible Preferred Stock, which are currently convertible into 4,520.68 shares of common stock.

                                    EXPERTS

    The financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated into this prospectus by reference, and are incorporated into this prospectus in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

    The consolidated financial statements included in Photogen
Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended
December 31, 1999, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included in that Form 10-KSB and incorporated in this prospectus by reference. Those consolidated financial statements are incorporated in this prospectus by reference in reliance upon that report given upon the authority of BDO Seidman, LLP as experts in accounting and auditing.

    WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR SEEK AN OFFER TO BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THE SHARES.
                            ------------------------

    Until May 10, 2001, all dealers that effect transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.